EXHIBIT 31.2

CERTIFICATION

I, Simon Brewer, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of ClearOne, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 25, 2025	By:	/s/ Simon Brewer
Simon Brewer
Chief Financial Officer
(Principal Accounting and Principal Financial Officer)